Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Fourth Quarter and Year End 2010 Results

Westlake, OH (February 18, 2011):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the fourth quarter and year ended December 31, 2010.

At December 31, 2010, TA’s business included 228 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 62 of which were operated under the “Petro” brand name.  TA’s results were:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except per share amounts)

Revenues	$1,561,261	$1,323,013	$5,962,481	$4,699,820
Net loss	$(29,994)	$(44,561)	$(65,571)	$(89,874)

Net loss per share:
Basic and diluted	$(1.71)	$(2.65)	$(3.78)	$(5.38)

Supplemental Data:
Total fuel sales	$1,278,453	$1,059,310	$4,790,569	$3,588,682
Total fuel gross margin	$60,129	$49,702	$259,716	$229,873

Total nonfuel sales	$279,522	$260,324	$1,158,343	$1,097,279
Total nonfuel gross margin	$161,114	$149,316	$669,656	$633,811

EBITDAR	$48,308	$32,277	$237,067	$201,794

A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net loss determined in accordance with generally accepted accounting principles, or GAAP, appears in the supplemental data.

Business Commentary

TA’s results for the 2010 fourth quarter compared to the 2009 fourth quarter reflected favorable changes in its net loss, which improved by $14.6 million, from a net loss of $44.6 million for the 2009 fourth quarter to a net loss of $30.0 million for the 2010 fourth quarter.  TA’s results also reflected improvement in EBITDAR, which increased by $16.0 million in the 2010 fourth quarter over the 2009 fourth quarter amount.  TA’s fuel gross margin per gallon increased in the 2010 fourth quarter as compared to the 2009 fourth quarter, combined with an increase in fuel sales volumes, resulted in total fuel gross margin that was $10.4 million higher in the 2010 fourth quarter than the 2009 fourth quarter.  Nonfuel sales for the 2010 fourth quarter increased over the 2009 fourth quarter largely due to an increased number of customers in TA’s travel centers as a result of increased trucking activity.  TA’s operating expenses as a percentage of nonfuel revenues on a same site basis for the 2010 fourth quarter decreased as compared to the 2009 fourth quarter because certain of TA’s expenses are fixed in nature or otherwise do not vary directly with sales so that increases in its nonfuel revenues did not result in corresponding increases in its operating expenses.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  The condition of the U.S. economy generally, and the financial condition and activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the 2010 fourth quarter and TA expects these matters will continue to impact its financial results in future periods.

During the fourth quarter of 2010, TA experienced a 2.3% increase in same site fuel sales volume, compared with the fourth quarter of 2009.  TA believes this increase resulted from a combination of TA’s marketing and customer service initiatives and increased trucking activity attributable to increased economic activity in the U.S. during the fourth quarter of 2010, compared to the same period of the prior year.  The fourth quarter same site fuel sales volume increase continued the positive trend that began in the fourth quarter of 2009.  The following table presents the quarterly changes in fuel sales volumes on a same site basis compared to the same quarter of the prior year.

Same Site Change in Fuel Sales Volume (1)	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	9.1%	-16.3%	-12.9%
Second quarter ended June 30	7.1%	-10.7%	-16.3%
Third quarter ended September 30	5.6%	-3.6%	-17.2%
Fourth quarter ended December 31	2.3%	2.4%	-13.8%
Full year	6.0%	-7.4%	-15.0%

(1)          Includes travel centers that were continuously operated by TA, by its predecessor (prior to January 31, 2007) or by the previous owner of the Petro sites (prior to the acquisition by TA on May 30, 2007) during the periods presented.

While the level of fuel sales volume has recently increased as compared to the same periods of the prior year, the increases appear to have moderated during the course of 2010 and the level of sales volume is still well below pre-recession levels.  While the U.S. economy recently has shown signs of growing, recent economic activity is still below pre-recession levels and the strength and sustainability of any economic recovery is uncertain.

Lease Amendments

On January 31, 2011, TA amended its two leases with Hospitality Properties Trust, or HPT.

•                  The first lease is for 145 travel centers operated under the “TA” or “TravelCenters” brands (the “TA Lease”) and was modified effective January 1, 2011, so that the rent is reduced from $165.1 million per year to $135.1 million per year until February 1, 2012, when it will increase to $140.1 million per year through the end of the lease term in 2022.

•                  The second lease is for 40 travel centers operated under the “Petro” brand (the “Petro Lease”) and was modified effective January 1, 2011, so that the annual rent is reduced from $66.2 million to $54.2 million through the end of the lease term in 2024.

Both the TA Lease and the Petro Lease also contain percentage rent provisions.  Percentage rents are set as a percentage of the increases in TA revenues over base years, subject to certain limitations.  Subject to court approval as described below under “Litigation Settlement,” HPT will waive payment of the first $2.5 million of percentage rent due under the Petro Lease.

In July 2008, TA and HPT entered into a rent deferral arrangement whereby TA was permitted to defer up to $5.0 million per month of its rents due to HPT through December 31, 2010, and that required deferred rent, plus any unpaid interest, be paid by TA to HPT by July 1, 2011. Through December 31, 2010, TA had deferred a total of $150.0 million of rent, and paid all interest due with respect to such deferral.  Total interest expense incurred by TA under this deferral agreement during 2010 was $14.1 million and total interest payments to HPT, which were made monthly in arrears, were $12.7 million during 2010.  Under the terms of the lease amendments entered on January 31, 2011, this $150 million was further deferred, without interest, so that $107.1 million is due and payable in 2022 and $42.9 million is due and payable in 2024.  These deferred amounts will become due and interest may begin to accrue in certain circumstances set forth in the amended agreements, including a change of control of TA.

During 2010, TA reported quarterly net income (loss) of ($41.2 million), $1.2 million, $4.5 million and ($30.0 million) during the first, second, third and fourth quarters, respectively, and a net loss of ($65.6 million) for the 2010 year.  On a pro forma basis, assuming the lease amendments entered on January 31, 2011 were entered on January 1, 2010, TA’s net income (loss) was improved by approximately $60.1 million for 2010 versus the historically reported amounts, to ($26.9 million), $16.0 million, $19.7 million and ($14.3 million) during the first, second, third and fourth quarters of 2010, respectively, and to a net loss of ($5.4 million) for the full year 2010.  TA’s reported net income (loss) per share was ($2.39), $0.07, $0.26, and ($1.71) during the first, second, third and fourth quarters of 2010, respectively, and a net loss per share of ($3.78) for the 2010 year.  On a pro forma basis, TA’s net income (loss) per share was ($1.55), $0.92, $1.14, and ($0.81) during the first, second, third and fourth quarters of 2010, respectively, and a net loss per share of ($0.31) for the 2010 year.

Capital Expenditures and Liquidity

TA’s business requires it to make regular significant capital expenditures to maintain its competitiveness.  During 2010, TA invested $59.5 million in capital projects and received $7.0 million of cash funding for tenant improvements from HPT, pursuant to the terms of the TA Lease, with no corresponding increase in rent.  As of September 30, 2010, TA had received all of the $125 million tenant improvements allowance from HPT without an increase in rent payments.  Portions of this amount were discounted pursuant to the terms of the lease because TA elected to receive those funds on an accelerated basis.  Under TA’s lease agreements with HPT, TA has received and in the future may receive funding for capital projects from HPT.  If TA sells additional qualified improvements to HPT, TA’s rent will increase pursuant to its lease terms.

At December 31, 2010, TA had approximately $125.4 million in cash and cash equivalents.  TA also maintains a $100 million revolving secured bank credit facility.  At December 31, 2010, no amounts were outstanding under this facility; however $62.4 million of the facility was used to support letters of credit issued in the ordinary course of TA’s business.  As more fully described in the notes to TA’s financial statements to be included in TA’s Annual Report on Form 10-K for the year ended December 31, 2010, this facility is collateralized principally by a portion of TA’s inventory, accounts receivable and cash.  TA also owns various unencumbered real estate and other assets that may be additional sources of liquidity over time, to the extent they can be financed or sold.

Litigation Settlement

In February 2008, a derivative litigation was begun against TA and its directors which, among other matters, disputes the rent payable by TA under one of its leases with HPT. Counsel for the plaintiff in that case participated in the negotiation of certain aspects of the amendment to TA’s leases and rent deferral agreement with HPT referenced above. Specifically, in exchange for settling the litigation, HPT agreed to waive payment of the first $2.5 million of percentage rent that may become due under the Petro Lease. This settlement is subject to approval by the court where this case is pending. Further details of this proposed settlement will be provided to TA shareholders in accordance with the court rules.

Supplemental Data

In addition to the historical financial results prepared in accordance with generally accepted accounting principles, or GAAP, and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers that were operated by TA continuously from the beginning to the end of the comparative periods presented.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR.  A reconciliation that shows the calculation of EBITDAR from net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.  TA is also furnishing supplemental condensed pro forma net income (loss) data that reflects adjustments resulting from the recent amendment to TA’s lease and rent deferral agreements as though that amendment had been effective January 1, 2010, and a reconciliation of those pro forma amounts to TA’s actual reported results.

Conference Call:

On February 18, 2011, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2010.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179257.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call. The recording and retransmission in any way of TA’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THE DESCRIPTION IN THIS PRESS RELEASE OF TA’S AMENDED LEASES WITH HPT DESCRIBES RENT REDUCTIONS AND DEFERRALS WHICH HAVE BEEN AGREED WITH HPT AND IMPROVEMENTS TO TA’S NET INCOME OR LOSS ON A PRO FORMA BASIS ASSUMING THE AMENDED LEASES WERE IN PLACE AT JANUARY 1, 2010. AN IMPLICATION OF THIS DESCRIPTION MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT THE PROFITABILITY OF TA’ S FUTURE OPERATIONS IN ADDITION TO RENTS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS. TA HAS REPORTED NET INCOME IN ONLY FOUR QUARTERLY REPORTING PERIODS SINCE IT BECAME A SEPARATE PUBLICLY OWNED COMPANY IN 2007 AND TA HAS ACCUMULATED SIGNIFICANT CUMULATIVE NET LOSSES SINCE THAT TIME. THERE IS NO ASSURANCE THAT TA WILL BE ABLE TO PRODUCE FUTURE NET INCOME;

•                  THIS PRESS RELEASE STATES THAT TA’S FUEL SALES VOLUME ON A SAME SITE BASIS FOR THE 2010 FOURTH QUARTER INCREASED OVER THE 2009 FOURTH QUARTER.  THIS STATEMENT MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES TA EXPERIENCED MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE.  ALSO, IMPROVEMENTS, IF ANY, IN THE U.S. ECONOMY OR IN THE TRUCKING AND TRAVEL CENTER INDUSTRIES MAY NOT CONTINUE, AND TA’S FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED;

•                  THE STATEMENTS IN THIS PRESS RELEASE THAT TA HAD $125.4 MILLION OF CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2010, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY, AND THAT TA OWNS UNENCUMBERED REAL ESTATE AND OTHER ASSETS THAT MAY BE ADDITIONAL SOURCES OF LIQUIDITY OVER TIME MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH. AS OF DECEMBER 31, 2010, $62.4 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS AND TAXING AUTHORITIES, AND TA HAS COLLATERALIZED THIS FACILITY WITH A PORTION OF ITS WORKING CAPITAL, INCLUDING A PORTION OF ITS CASH. IN ADDITION, TA DOES NOT KNOW THE EXTENT TO WHICH IT COULD MONETIZE ITS EXISTING UNENCUMBERED REAL ESTATE.  FURTHER, TA’S BUSINESS REQUIRES IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY;

•                  THIS PRESS RELEASE STATES THAT TA’S BUSINESS REQUIRES REGULAR SIGNIFICANT CAPITAL EXPENDITURES, SOME OF WHICH MAY BE FUNDED BY HPT IN RETURN FOR RENT INCREASES.  THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND

CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE.  ALSO, HPT IS NOT REQUIRED TO FUND TA’S CAPITAL EXPENDITURES AND IT MAY BE UNWILLING OR UNABLE TO DO SO; AND

•                  THIS PRESS RELEASE STATES THAT THE PARTIES INVOLVED IN A DERIVATIVE LITIGATION HAVE AGREED TO SETTLE THAT LITIGATION.  THIS SETTLEMENT IS SUBJECT TO COURT APPROVAL. LITIGATION AND A COURT APPROVAL PROCESS SOMETIMES PRODUCE UNEXPECTED RESULTS. TA CAN PROVIDE NO ASSURANCE THAT THE REQUIRED COURT APPROVAL WILL BE OBTAINED OR THAT THIS SETTLEMENT WILL BE CONCLUDED.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS FRANCHISEES AND TENANTS;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RENEW ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS;

•                  IF THE RECENT DIFFICULT U.S. ECONOMIC AND TRUCKING INDUSTRY CONDITIONS CONTINUE, WORSEN OR LAST FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS IN ADDITION TO THE LITIGATIONN THAT IS DESCRIBED IN THIS PRESS RELEASE AS SETTLED SUBJECT TO COURT APROVAL.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT AND RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES. ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED A CHANGE IN OWNERSHIP AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY REALIZE.  IF TA EXPERIENCES ADDITIONAL CHANGES IN OWNERSHIP, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS GENERATED NET INCOME IN ONLY FOUR QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO GENERATE NET INCOME, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND “RISK FACTORS”, AND ELSEWHERE IN THAT REPORT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,
	2010	2009
Revenues:
Fuel	$1,278,453	$1,059,310
Nonfuel	279,522	260,324
Rent and royalties	3,286	3,379
Total revenues	1,561,261	1,323,013

Cost of goods sold (excluding depreciation):
Fuel	1,218,324	1,009,608
Nonfuel	118,408	111,008
Total cost of goods sold (excluding depreciation)	1,336,732	1,120,616

Operating expenses:
Site level operating	155,492	149,584
Selling, general & administrative	20,718	20,403
Real estate rent	58,553	58,552
Depreciation and amortization	12,309	14,598
Total operating expenses	247,072	243,137

Loss from operations	(22,543)	(40,740)

Loss related to equity investees	(11)	(133)
Interest income	215	253
Interest expense	(6,921)	(3,703)
Loss before income taxes	(29,260)	(44,323)
Provision for income taxes	734	238
Net loss	$(29,994)	$(44,561)

Net loss per share:
Basic and diluted	$(1.71)	$(2.65)

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31,
	2010	2009
Revenues:
Fuel	$4,790,659	$3,588,682
Nonfuel	1,158,343	1,097,279
Rent and royalties	13,479	13,859
Total revenues	5,962,481	4,699,820

Cost of goods sold (excluding depreciation):
Fuel	4,530,943	3,358,809
Nonfuel	488,687	463,468
Total cost of goods sold (excluding depreciation)	5,019,630	3,822,277

Operating expenses:
Site level operating	625,979	597,493
Selling, general & administrative	80,562	78,642
Real estate rent	234,228	234,304
Depreciation and amortization	43,619	44,060
Total operating expenses	984,388	954,499

Loss from operations	(41,537)	(76,956)

Equity in income of equity investees	757	386
Interest income	1,127	2,071
Interest expense	(24,497)	(14,474)
Loss before income taxes	(64,150)	(88,973)
Provision for income taxes	1,421	901
Net loss	$(65,571)	$(89,874)

Net loss per share:
Basic and diluted	$(3.78)	$(5.38)

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$125,396	$155,632
Accounts receivable, net	82,374	71,870
Inventories	139,810	129,185
Leasehold improvement receivable(1)	—	6,768
Other current assets	54,596	47,143
Total current assets	402,176	410,598

Property and equipment, net	438,649	417,458
Intangible assets, net	25,749	28,885
Other noncurrent assets	27,515	28,419
Total assets	$894,089	$885,360

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$110,228	$97,701
Other current liabilities	126,781	121,984
Total current liabilities	237,009	219,685

Capitalized lease obligations	98,464	101,248
Deferred rental allowance	74,453	81,222
Deferred rent obligation	150,000	90,000
Other noncurrent liabilities	82,858	78,452
Total liabilities	642,784	570,607

Shareholders’ equity	251,305	314,753
Total liabilities and shareholders’ equity	$894,089	$885,360

(1)                  The total leasehold improvement receivable amounts represent, as of the stated dates, the then remaining, estimated discounted amount of funds TA expected to receive from HPT in connection with the tenant improvements allowance under the lease with HPT for TA branded travel centers, which provided for up to $125,000 of funding without an adjustment to the amount of rent payable under that lease.  As of September 30, 2010, TA had received all of the available $125,000 tenant improvements allowance from HPT without an increase in rent payments.  Portions of this amount were discounted pursuant to the terms of the lease because TA elected to receive those funds on an accelerated basis.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Calculation of EBITDAR:(1)
Net loss	$(29,994)	$(44,561)	$(65,571)	$(89,874)
Add: income taxes	734	238	1,421	901
Add: depreciation and amortization	12,309	14,598	43,619	44,060
Deduct: interest income	(215)	(253)	(1,127)	(2,071)
Add: interest expense(2)	6,921	3,703	24,497	14,474
Add: real estate rent expense(3)	58,553	58,552	234,228	234,304
EBITDAR(3)	$48,308	$32,277	$237,067	$201,794

(1)        TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)        Interest expense included the following.  This table does not take into account the impact of the January 2011 Amendment Agreement with HPT.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
HPT rent classified as interest	$2,186	$2,269	$8,744	$9,076
Interest on deferred rent obligation	4,200	—	14,100	—
Amortization of deferred financing costs	72	1,083	285	3,408
Other	463	351	1,368	1,990
	$6,921	$3,703	$24,497	$14,474

(3)        Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid for rent was $46,514 and $45,530 during the three month periods ended December 31, 2010 and 2009, respectively, while the total rent amounts expensed during both of the quarters ended December 31, 2010 and 2009, were $58,553 and $58,552, respectively.  During the years ended December 31, 2010 and 2009, cash paid for rent was $185,297 and $181,396, respectively, while the total rent amounts expensed were $234,228 and $234,304, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term; and, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to receive funding from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  In addition, the rent payments to HPT that TA deferred under the deferral agreement are recognized as current expenses under GAAP although they were not paid in cash.  A reconciliation of these amounts is as follows.  This table does not take into account the impact of the January 2011 Amendment Agreement with HPT.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash rental payments to HPT	$44,049	$43,033	$175,512	$171,773
Other rental payments	2,465	2,497	9,785	9,623
Total cash rent	46,514	45,530	185,297	181,396
Adjustments for:
Noncash straight line rent accrual — HPT	1,555	2,500	6,986	10,807
Noncash straight line rent accrual — other	58	96	242	398
Rent expensed but not paid pursuant to deferral agreement	15,000	15,000	60,000	60,000
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(6,769)	(6,769)
Amortization of capital lease obligations	(696)	(613)	(2,784)	(2,452)
Rent classified as interest expense	(2,186)	(2,269)	(8,744)	(9,076)
Total amount expensed as rent	$58,553	$58,552	$234,228	$234,304

TRAVELCENTERS OF AMERICA LLC

SUPPLEMENTAL CONDENSED PRO FORMA DATA

(in thousands)

The following table sets forth a reconciliation of the quarterly and annual net income (loss) and net income (loss) per share amounts reported for 2010 to the related condensed pro forma amounts that treat the amendment to the TA Lease, the Petro Lease and the rent deferral agreement with HPT as if it had been entered effective January 1, 2010.  This table does not present a full pro forma statement of operations or each period in accordance with the guidance in Regulation S-X.  However, the inclusion of the full pro forma statement of operations would not provide any material change in the pro forma amounts presented and for these purposes management considers this condensed pro forma presentation to be a more appropriate presentation.

	2010	2010	2010	2010	2010
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Net income (loss), as reported	$(41,216)	$1,173	$4,466	$(29,994)	$(65,571)
Add: reduction in annual rent amounts(1)	10,500	10,500	10,500	10,500	42,000
Add: reduction in noncash straight line rent accrual(2)	1,007	1,007	1,007	1,007	4,028
Add: elimination of interest on deferred rent(3)	2,850	3,300	3,750	4,200	14,100
Pro forma net income (loss)	$(26,859)	$15,980	$19,723	$(14,287)	$(5,443)

Net income (loss) per share, as reported	$(2.39)	$0.07	$0.26	$(1.71)	(3.78)
Pro forma net income (loss) per share	$(1.55)	$0.92	$1.14	$(0.81)	(0.31)

(1)          This adjustment reflects the reduction in real estate rent expense that would have resulted had the $42 million reduction in minimum rent payments that was agreed with HPT as part of the Amendment Agreement been effective as of January 1, 2010, instead of January 1, 2011, its actual effective date.

(2)          This adjustment reflects the reduction in real estate rent expense that would have resulted from the reduction of the amount of straight line rent accrual necessary to recognize rent expense at an even amount over the lease term.  The $42 million reduction of minimum rent payments and the elimination of the $5 million per year rent increase that was scheduled to begin effective February 1, 2011, which was agreed in the Amendment Agreement would have lowered the average annual rent expense amount, resulting in a decrease in the amount of additional rent expense required to be accrued to adjust the amount of actual rent for the period to the annual average expense amount required to be recognized under GAAP.

(3)          This adjustment reflects the elimination of interest expense that would have resulted had the amendment to TA’s deferral agreement with HPT been effective January 1, 2010, instead of January 1, 2011, its actual effective date.  Under the Amendment Agreement, the interest charge related to the $150 million of rent TA had deferred under its deferral agreement with HPT ceased effective January 1, 2011.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on December 31, 2010 that were operated by TA for the entire period presented.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2010	2009	Change		2010	2009	Change
Number of company operated travel centers(2)	185	185			185	185

Total fuel sales volume (gallons)	488,224	477,166	2.3%		1,956,090	1,846,108	6.0%

Total fuel revenues	$1,233,261	$1,014,292	21.6%		$4,611,857	$3,425,829	34.6%

Total fuel gross margin	$60,009	$49,660	20.8%		$258,783	$226,871	14.1%

Total nonfuel revenues	$279,396	$258,209	8.2%		$1,156,103	$1,087,475	6.3%
Total nonfuel gross margin	$160,992	$148,131	8.7%		$668,159	$628,373	6.3%

Nonfuel gross margin percentage	57.6%	57.4%	20b.	p.	57.8%	57.8%	0b.	p.

Total gross margin	$221,002	$197,791	11.7%		$926,942	$855,243	8.4%
Site level operating expenses(3)	$154,641	$147,865	4.6%		$622,862	$590,718	5.4%

Net	$66,361	$49,926	32.9%		$304,080	$264,545	14.9%

(1)                        Includes operating data of company operated travel centers only, excluding data of two travel centers owned by a joint venture and the travel centers operated by TA’s franchisees.

(2)                        Includes travel centers that were operated by TA during the entire period presented.  One company operated site is excluded from this same site comparison because it was temporarily closed from May 2010 until February 2011 as a result of flooding in Tennessee.

(3)                        Excludes real estate rent expense.

(End)